Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   VERSION I-C
                                     SUBJECT TO COMPLETION DATED MAY 29, 1997



PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED ____________, 19__)

                                                 $----------------

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                                    DEPOSITOR

                         HOME EQUITY LOAN TRUST 19__-___

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 19__-___

         The Home Equity Loan Trust 19__ (the "Issuer") will be formed pursuant to a Trust Agreement to be dated as of _________________, 19__ between Residential Funding Mortgage Securities II, Inc. (the "Depositor") and __________________________, the Owner Trustee. The Issuer will issue $__________
aggregate principal amount of Home Equity Loan-Backed Term Notes, Series 19__-____ (the "Term Notes"). The Term Notes will be issued pursuant to an Indenture to be dated as of _________________, 19__, between the Issuer and ___________________, the Indenture Trustee. Pursuant to the Indenture, the Issuer will also issue an aggregate amount [up to the Maximum Variable Funding Balance (as defined herein)] of Home Equity Loan-Backed Variable Funding Notes, Series 19__-____ (the "Variable Funding Notes"). The Issuer will also issue $___________ aggregate principal amount of Home Equity Loan Trust Certificates, Series 19__-____ (the "Certificates"). The Term Notes and the Variable Funding Notes are collectively referred to herein as the "Notes" and the Notes and the Certificates are collectively referred to herein as the "Securities". Only the Term Notes are offered hereby.

         The Term Notes will be secured by the Class A Ownership Interest in a special purpose limited liability company (the "199_-_ LLC") created pursuant to an operating agreement (the "Operating Agreement") among the Depositor and affiliated entities. The Class A Ownership Interest represents [an undivided ownership interest] in, and the right to receive certain collections with respect to, certain adjustable rate home equity revolving credit line loans made or to be made in the future (the "Revolving Credit Loans") secured primarily by first or second deeds of trust or mortgages on residential properties that are primarily one- to four-family properties. In addition, the Notes will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "Policy") issued by _______________ (the "Insurer") as described under "The Policy" herein.

         Payments of principal and interest on the Term Notes will be made on the _______ day of each month or, if such day is not a business day, then on the next business day, commencing on ____________, 19__ (each, a "Payment Date"). As described herein, interest will accrue on the Term Notes at a floating rate (the "Note Rate") equal to [LIBOR (as defined herein)] plus _____% per annum subject to certain limitations as described herein. See "Description of the Securities--Interest on the Notes" herein.

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




         It is a condition of the issuance of the Term Notes that they be rated "___" by ___________________ and "____" by ___________________.

         The yield to maturity on the Term Notes will depend on the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Revolving Credit Loans and the rate and timing of Draws. See "Certain Yield and Prepayment Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

         There is currently no secondary market for the Term Notes. ____________________ (the "Underwriter") intends to make a secondary market in the Term Notes, but is not obligated to do so. There can be no assurance that a secondary market for the Term Notes will develop or, if it does develop, that it will continue. The Term Notes will not be listed on any securities exchange.

         THE TERM NOTES REPRESENT OBLIGATIONS OF THE ISSUER ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE 199_-_ LLC, THE MASTER SERVICER, GMAC MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES. NONE OF THE TERM NOTES, THE CLASS A OWNERSHIP INTEREST OR THE UNDERLYING REVOLVING CREDIT LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY, THE MASTER SERVICER, GMAC MORTGAGE CORPORATION OR ANY OF THEIR AFFILIATES.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===========================================================================
                        Price to     Underwriting      Proceeds to
                         Public        Discount     the Depositor (1)
---------------------------------------------------------------------------
Per Term Note.......... _______%        _____%            _____%
---------------------------------------------------------------------------
Total.................. $________      $________         $________
===========================================================================

(1)  Before deducting expenses, estimated to be $__________.


         The Term Notes are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Term Notes will be made on or about ____________, 19__ [in book-entry form through the Same Day Funds Settlement System of The Depository Trust Company as discussed herein,] [at the office of __________________,

                                                      S-2
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


     _______________, _________________] against payment therefor in immediately available funds. [Name of Underwriter]
                                          [Date of Prospectus Supplement]

                                                      S-3
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



         THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE COMPANY'S PROSPECTUS DATED ____________, 19__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE SECURITIES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

         UNTIL __________, 19__, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET, SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                                      S-4
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



                                                      SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Issuer...........The Term Notes will be issued by Home Equity Loan Trust
                 Series 19__-___, a Delaware business trust established pursuant to the Trust Agreement, dated as of ________ 1, 19__ between the Depositor and the Owner Trustee. The assets of the Issuer will consist of the Class A Ownership Interest and certain related assets.

The Term Notes...$____________ Home Equity Loan-Backed Term Notes,
                 Series 19__-__. Only the Term Notes are offered hereby. The Term Notes will be issued pursuant to an Indenture, dated as of ________ 1, 19__ between the Issuer and ___________________, as Indenture Trustee.

Depositor........Residential Funding Mortgage Securities II, Inc., (the
                 "Depositor" or the "Company"). See "The Company" in the Prospectus.

Master Servicer..Residential Funding Corporation (the "Master Servicer" or
                 "Residential Funding"). See "Residential Funding
                 Corporation" in the Prospectus.

Owner Trustee....                  ,             .
                 ------------------  ------------

Indenture Trustee                  ,             .
                 ------------------  ------------

Delivery Date....On or about ____________, 19__.

Payment Date.....The [______] day of each month (or, if such day is not a business day, the next business day), beginning on ___________________, 199___, (each, a "Payment Date").

[Denominations and
Registration........The Term Notes (the "Book-Entry Securities") will be issued, maintained and transferred on the book-entry records of DTC and its Participants (as defined in the Prospectus). The Term Notes will be offered in registered form, in minimum denominations of $______ and integral multiples of $_____ in excess thereof. The Book-Entry Securities will be represented by one or more Term Note certificates registered in the name of Cede & Co., as nominee of DTC.

                                S-5
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



                                          No  Beneficial  Owner will be entitled
                                          to   receive  a  Term  Note  in  fully
                                          registered,   certificated   form   (a
                                          "Definitive  Note"),  except under the
                                          limited    circumstances     described
                                          herein.   See   "Description   of  the
                                          Securities--Book   Entry   Securities"
                                          herein.]

 .........................  [Cedel or Euroclear description if necessary]

The Mortgage Pool.
     .The Mortgage Pool will consist of a pool of Revolving Credit Loans, originated pursuant to Credit Line Agreements and secured by Mortgaged Properties. The Mortgage Pool will include the unpaid principal balance of the Revolving Credit Loans as of the close of the latest billing cycle therefor ending prior to ________ 1, 19__ in the case of the Initial Revolving Credit Loans, or prior to the date upon which each Subsequent Revolving Credit Loan is conveyed to the Issuer (in each case, the "Cut-off Date Principal Balance" and, such date, the "Cut-off Date") plus any additions thereto as a result of new advances of money made pursuant to the applicable Credit Line Agreement (the "Additional Balances" or "Draws"). With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Revolving Credit Loans as of such date. The "Principal Balance" of a Revolving Credit Loan (other than a Liquidated
     Loan) on any day is equal to its Cut-off Date Principal Balance, plus (i) any Additional Balances in respect of such Revolving Credit Loan conveyed to the Issuer, minus (ii) all collections credited against the Principal Balance of such Revolving Credit Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Loan after the final recovery of related Liquidation Proceeds shall be zero.

     ...................The  Revolving Credit Loans were acquired by Residential
     Funding pursuant to its Home Equity Loan Program (as defined herein). Initially, the aggregate Cut-off Date Balance of the Revolving Credit Loans is $____________. The Combined Loan-to-Value Ratio (as defined herein) for any Revolving Credit Loan did not exceed ____% as of the Cut- off Date. The weighted average Combined Loan-to-Value Ratio of the Revolving Credit Loans was ____% as of the Cut-off Date. The Junior Mortgage Ratios (as defined herein) for the Revolving Credit Loans ranged from ________% to _____%, and the weighted average Junior Mortgage Ratio was ______%, as of the Cut-off Date. The weighted average Credit Limit Utilization Rate (as defined S-6
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



     herein) was ___% as of the Cut-off Date. Interest on each Revolving Credit Loan is payable monthly and computed on the related average daily outstanding Principal Balance for each billing cycle at a variable rate per annum (the "Loan Rate") equal at any time (subject to the applicable maximum rate, as described herein under "Description of the Mortgage Pools--Revolving Credit Loan Terms,") to the sum of (i) the prime rate published on the first business day of the month of the billing cycle and
     (ii) a margin generally within the range of ____% to ____%. The Loan Rate is subject to adjustment monthly. [As of the Cut-off Date, the Loan Rates on approximately ___% of the Revolving Credit Loans (by Principal Balance as of the Cut-off Date) are introductory rates that are lower than the rate that would have been in effect if the applicable Index and Gross Margin at the time these loans were originated were used to determine the Loan Rate.] The Cut-off Date Trust Balance of the Revolving Credit Loans ranged from $________ to $__________ and averaged $____________. Credit Limits under the Revolving Credit Loans as of the Cut-off Date ranged from $_________ to $_________ and averaged $_________. Each Revolving Credit Loan was originated in the period from _______, 19__ to ________, 19__. With respect to _____% of the Revolving Credit Loans (by Principal Balance as of the Cutoff Date), the related Mortgaged Properties are located in California.

     ........................................  For a further  description of the
     Revolving  Credit Loans,  see  "Description  of the Mortgage  Pool" herein.
     199_-_ LLC..............................  As described herein, the Mortgage
     Pool will be conveyed to and held by the 199_-_ Trust LLC (the "199_-_ LLC"), a limited liability company under __________ law. Pursuant to the 199_-_ LLC's Operating Agreement, the 199_-_ LLC will consist of two classes of ownership interests (the "Class A Ownership Interest" and the "Class B Membership Interest"). The Class A Ownership Interest will represent [an undivided ownership interest in] the Mortgage Pool, and will be entitled to receive certain payments with respect to the Mortgage Pool as described below under "P&I Collections."

Interest Payments ..
     .Interest on the Notes will be paid monthly on each Payment Date, commencing in 19__, at the Note Rate for the related Interest Period (as defined below). The Note Rate for an Interest Period will be equal to LIBOR plus ___% as
                                                      S-7
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



                                          described herein under "Description of
                                          the    Securities--Interest   on   the
                                          Notes."   Interest  on  the  Notes  in
                                          respect  of  any  Payment   Date  will
                                          accrue from the preceding Payment Date
                                          (or in the case of the  first  Payment
                                          Date,   from  the   date  of   initial
                                          issuance  of the Notes  (the  "Closing
                                          Date")  through the day preceding such
                                          Payment  Date  (each such  period,  an
                                          "Interest  Period"))  on the  basis of
                                          the  actual  number  of  days  in  the
                                          Interest Period and a 360-day year.

Principal Payments .
     ....................  On each Payment Date after the Funding Period,  other than the Payment Date in ___________, principal payments will be due and payable on the Notes in an aggregate amount equal to the applicable Security Percentage of either (i) Net Principal Collections (as defined herein) for such Payment Date, so long as no Amortization Event has occurred and such Payment Date is during the Revolving Period or (ii) Principal Collections for such Payment Date, if an Amortization Event has occurred or if such Payment Date is after the end of the Revolving Period. In addition, on any Payment Date, to the extent of funds available therefor, Securityholders will also be entitled to receive principal payments generally equal to the applicable Security Percentage of (i) Liquidation Loss Amounts (as defined herein), as and to the extent described herein, and (ii) the amount, if any, necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target, to the extent that such amount was paid as a principal distribution on the Class A Ownership Interest. In no event will principal payments on the Notes on any Payment Date exceed the Security Balance thereof on such date. On the Payment Date in __________, principal will be due and payable on the Notes in an amount equal to the Security Balance for each such Security on such Payment Date.

     ........................................  With  respect to any Payment Date and Security, the "Security Percentage" is the percentage equivalent of a fraction the numerator of which is the Security Balance of such Security immediately prior to such Payment Date and the denominator of which is the aggregate of the Security Balances of all Securities (the "Aggregate Security Balance") immediately prior to such date.

     ........................................  The  "Security  Balance"  of  any
     Security on any day is, with respect to the Term Notes and the Certificates, the respective initial balance thereof as of the Closing Date, and with respect to the Variable Funding Notes, the aggregate amount S-8
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



                                          of Variable Funding Notes issued as of
                                          such day, in each case  reduced by all
                                          payments  of  principal  thereon as of
                                          such day.

     ........................................   Notwithstanding   the  foregoing
     provisions, as further described herein, if the Insurer fails to make any payment required under the Policy in accordance with its terms, distributions on the Certificates will be subordinate to the payment of interest and principal on the Notes.

     P&I  Collections.........................  All collections on the Revolving
     Credit Loans will be allocated by the Master Servicer in accordance with the terms of the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. See "Description of the Servicing Agreement--P&I Collections" herein, which describes the calculation of the Interest Collections and the Principal Collections on the Revolving Credit Loans for the Collection Period related to each Payment Date. These amounts are calculated exclusive of the pro rata portion of collections attributable to Additional Balances not conveyed to the 199__-__ LLC following an Amortization Event.

     ........................................  With respect to any Payment Date, the portion of Principal Collections and Interest Collections that are distributable pursuant to the Servicing Agreement (together, the "P&I Collections") will equal (a) Interest Collections for such Payment Date and
     (b)  either  (1) at any time  during the  Revolving  Period,  so long as an
     Amortization Event has not occurred, the excess, if any, of Principal Collections for such Payment Date over the aggregate amount of Additional Balances created during the related Collection Period and conveyed to the 199_-_ LLC, or (2) at any time after the end of the Revolving Period, or if an Amortization Event has occurred, Principal Collections for such Payment Date. During the Funding Period, Net Principal Collections will be deposited to the Funding Account.
     ........................................   Upon   the   occurrence   of  an
     Amortization Event or after the end of the Revolving Period, Principal Collections for a Collection Period will no longer be applied to acquire Additional Balances during such Collection Period. On any Payment Date after the end of the Revolving Period, the acquisition of all Additional Balances will be reflected by an increase in the Security Balance of the Variable Funding Notes [up to the Maximum Variable Funding Balance] at
                                                      S-9
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


     such time, and all Principal Collections will be paid to the Securities. Upon the occurrence of an Amortization Event, no new Additional Balances will be acquired by the 199_-_ LLC. The Revolving Period is the period commencing on the Closing Date and ending on _________. See "Description of the Securities--Allocation of P&I Collections" for a description of "Amortization Events."

     [Funding  Period.........................  On each  Payment Date during the
          Funding Period, Net Principal Collections for such Payment Date will be deposited in the Funding Account. During the Funding Period, amounts on deposit in the Funding Account in respect of Net Principal Collections will be used to purchase Subsequent Revolving Credit Loans.

     ........................................  The Funding  Period is the period commencing on the Closing Date and ending on the earlier of (x) the business day immediately prior to the Payment Date in ______________ and
     (y) the occurrence of an Amortization Event (as defined herein under "Description of the Securities--Allocation of P&I Collections").]

     Outstanding    Reserve     Amount..................................     The
     distribution of the Special Capital Distribution Amount, if any, on the Class A Ownership Interest will create the Outstanding Reserve Amount. The Outstanding Reserve Amount, if any, will be available to absorb any Liquidation Loss Amounts that are allocated to the Class A Ownership Interest and not covered by Principal Collections and Interest Collections. Any Liquidation Loss Amounts allocable to the Noteholders and not covered by such overcollateralization will be covered by draws on the Policy to the extent provided herein. The "Outstanding Reserve Amount" on any Payment Date is the amount, if any, by which the sum of the Pool Balance as of the end of the related Collection Period and the amounts, if any, on deposit in the Funding Account in respect of Net Principal Collections on such Payment Date exceed the Aggregate Security Balance on such day (after giving effect to all distributions on such Payment Date).

     ........................................   As  of  the  Closing  Date,  the
     Reserve Amount Target is equal to ___% of the Cut-Off Date Pool Balance. The Reserve Amount Target may be increased or reduced from time to time pursuant to the terms of the Operating Agreement, with the consent of the Rating Agencies and the Indenture Trustee. To the extent the Reserve Amount Target is reduced on any
                                                      S-10
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



                                          Payment   Date,   the  amount  of  the
                                          Principal  Collections  distributed on
                                          such  Payment Date will be reduced and
                                          on each subsequent Payment Date to the
                                          extent   the   remaining   Outstanding
                                          Reserve  Amount  is in  excess  of the
                                          reduced  Reserve  Amount  Target until
                                          the Outstanding  Reserve Amount equals
                                          the Reserve Amount Target.


Insurer............................  . See "The Insurer" herein.
                                          --------------

     Policy..................................  On the Closing Date,  the Insurer
     will issue a Policy in favor of the [Owner Trustee on behalf of the Issuer]. The Policy will unconditionally and irrevocably guarantee principal payments on the Notes plus accrued and unpaid interest due on the Notes. The Policy will not guarantee payments on the Certificates. On each Payment Date, a draw will be made on the Policy to cover (a) any shortfall in amounts available to make payments of interest on the outstanding Security Balance of the Notes and (b) the amount, if any, [by which the Aggregate Security Balance of the Notes exceeds the sum of the Pool Balance at the end of the related Collection Period and the amount, if any, on deposit in the Funding Account in respect of Net Principal Collections on such date]. In addition, the Policy will guarantee the payment of the outstanding Security Balance of each Note on the Payment Date in _______ (after giving effect to all other amounts distributable and allocable to principal on such Payment Date). See "The Policy" herein and "Description of Credit Enhancement" in the Prospectus.

     The Variable Funding  Notes..............  Home Equity Loan-Backed Variable
     Funding Notes, Series 19__-_. The Variable Funding Notes will be issued pursuant to the Indenture. As of the Closing Date, the Security Balance of the Variable Funding Notes will be zero. See "Description of the Securities--General." The Variable Funding Notes are not offered hereby.

     The Certificates........................  $________ Home Equity Loan-Backed
     Certificates, Series 19__-__. The Certificates will be issued pursuant to the Trust Agreement and will represent fractional undivided interests in the Issuer. The Certificates are not offered hereby. Interest on the Certificates will be paid monthly on each Payment Date, at a rate equal to LIBOR plus ___%.
Final Payment of Principal on

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



 the Notes...The Notes will be payable in full on         . In addition, the
                                                  --------
             Issuer will pay the Notes in full upon the exercise by the
             [Master Servicer] of its option to purchase all Revolving
             Credit Loans and all property acquired in respect of such
             Revolving Credit Loans.   See "The Agreements--
             Termination; Redemption of Notes" in the Prospectus.
     Certain Federal Income Tax  Consequences...........................  In the
     opinion of Tax Counsel (as defined in the Prospectus), for federal income tax purposes, The Notes will be characterized as indebtedness and the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

 .............  For further information regarding certain federal income tax consequences  of an  investment in the
                                          Notes see "Certain  Federal Income Tax
                                          Consequences"   herein  and   "Certain
                                          Federal Income Tax  Consequences"  and
                                          "State and Other Tax  Consequences" in
                                          the Prospectus.

Legal Investment..The Senior Certificates will not constitute "mortgage related securities" for purposes of SMMEA, because the Mortgage Pool includes Revolving Credit Loans that are secured by subordinate liens on the related Mortgaged Properties. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Term Notes. See "Legal Investment Considerations" herein.

Rating.... It is a condition to the issuance of the Term Notes that they
           be rated "____" by          and "____" by               (each
                              ---------              -------------
           a "Rating Agency"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of Revolving Credit Loans, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein.

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



                                                   RISK FACTORS

         Prospective Certificateholders should consider, among other things, the items discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Certificates:

     [Appropriate Risk Factors regarding Revolving Credit Loans to be inserted as necessary.] DESCRIPTION OF THE MORTGAGE POOL

General

         The Revolving Credit Loans were originated pursuant to Credit Line Agreements and are secured by first or second mortgages or deeds of trust, on Mortgaged Properties. The Mortgaged Properties securing the Revolving Credit Loans consist primarily of residential properties that are one-to four-family properties. [As to each Revolving Credit Loan, the Mortgagor represented at the time of origination that the related Mortgaged Property would be owner occupied.]

         All percentages of the Revolving Credit Loans described herein are approximate percentages determined (except as otherwise indicated) by the Cut-off Date Trust Balance.

         The Cut-off Date Trust Balance of the Revolving Credit Loans is $______, which is equal to the aggregate Trust Balances of the Revolving Credit Loans as of the close of the billing cycle preceding ___________ (as to the Revolving Credit Loans, the "Cut-off Date"). As of the Cut-off Date, [each] Revolving Credit Loan(s) was not more than 59 days delinquent, had a Cutoff Date Trust Balance of at least $_______, was secured by a mortgage in a [first or] second lien position and had a Combined Loan-to-Value Ratio as of the Cut-off Date which was not greater than ____. With respect to the Revolving Credit Loans, the average Cut-off Date Trust Balance was $_______, the minimum Cut-off Date Trust Balance was $_________, the maximum Cut-off Date Trust Balance was $________, the minimum Loan Rate and the maximum Loan Rate on the Cut-off Date were ___% and ___% per annum, respectively, and the weighted average Loan Rate on the Cut-off Date was ___% per annum. The weighted average Credit Limit Utilization Rate of the Revolving Credit Loans was ___% as of the Cut-off Date. The weighted average Combined Loan-to-Value Ratio of the Revolving Credit Loans was ___% as of the Cut-off Date and the weighted average Junior Mortgage Ratio was approximately ___%. The latest scheduled maturity of any Revolving Credit Loan is ___________. With respect to ___% of the Revolving Credit Loans, the related Mortgaged Properties are located in California.

         [As of the Cut-off Date the Loan Rates on approximately ___% of the Revolving Credit Loans are introductory rates that are lower than the rate that would have been in effect if the applicable [Index] and Gross Margin at the time these loans were originated were used to determine the Loan Rate. The Loan Rates for each of these Revolving Credit Loans will be fully indexed and will be based on the applicable [Index] and Gross Margin on their first Adjustment Date. As of the Cut-off Date, the weighted average months until these Revolving Credit Loans reach their first Adjustment Date is ___ months.]

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




         [___% of the Revolving Credit Loans were acquired by Residential Funding (in such capacity, the "Seller") from banks, savings and loan associations, mortgage bankers, investment banking firms and other mortgage loan originators and sellers not affiliated with the Seller (the "Program Sellers"), under the Seller's Home Equity Loan Program (the "Home Equity Loan Program"; such loans, the "Program Loans") on a servicing released basis.] [___% of the Revolving Credit Loans were acquired by the Seller from GMAC Mortgage Corporation of PA ("GMACMC"; such loans, the "GMACMC Loans") in ______________.]

         Revolving Credit Loan Terms

         Interest on each Revolving Credit Loan is calculated according to the daily simple interest method, and with respect to each Revolving Credit Loan, the billing cycle is the calendar month preceding a Due Date.

         [Each Program Loan has a Loan Rate that is subject to adjustment on the first day (each such day, an "Adjustment Date") of each related billing cycle to equal the sum of (a) the [prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal] [other index] (the "Index") on the first business day of the month in which such billing cycle begins, and (b) the Gross Margin specified in the related Mortgage Note, provided, however, that the Loan Rate on each Revolving Credit Loan will in no event be greater than the maximum Loan Rate (the "Maximum Loan Rate") set forth in the related Mortgage Note, which will generally be ___% per annum subject to the maximum rate permitted by applicable law. If, on any day, more than one [prime rate or a range of prime rates for corporate loans at United States commercial banks] [other index] is published in The Wall Street Journal, the [Index] on such day will be, with respect to the Program Loans, the highest of the [prime rates] [other index] published.]

         [Each GMACMC Loan has a Loan Rate that is subject to adjustment on each day of each related billing cycle to equal the sum of (a) the [Index] on any business day in such billing cycle, and (b) the Gross Margin [which is adjustable as provided in the related Mortgage Note [description of adjustment to be inserted]], provided, however, that the Loan Rate on each Revolving Credit Loan will in no event be greater than the Maximum Loan Rate as generally set forth in the related Mortgage Note subject to the maximum rate permitted by applicable law. If, on any day, more than one [prime rate or a range of prime rates for corporate loans at United States commercial banks] [other index] is published in The Wall Street Journal], the [Index] on such day will be the highest [prime rate] [other index] published. As to each GMACMC Loan, the Gross Margin is adjustable from time to time based on the then outstanding balance and the Combined Loan-to-Value Ratio.]

         [Each Revolving Credit Loan had a term to maturity from the date of origination of not more than ____ years.] The Mortgagor for each Revolving Credit Loan may make a Draw under the related Credit Line Agreement at any time [(i) during the entire term to maturity thereof, in the case of the GMACMC Loans, or (ii) during the Draw Period. The Draw Period may be either [___] years or [___] years from the date of origination thereof. The maximum amount of each Draw with respect to any Revolving Credit Loan is equal to the excess, if any, of the Credit Limit over the principal balance outstanding under such Mortgage Note at the time

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



of such Draw. Each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, but with respect to each Revolving Credit Loan, the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any prepayment theretofore made with respect to such Revolving Credit Loan. The Mortgage Note or Mortgage related to each Revolving Credit Loan will contain a customary "due-on-sale" clause.

         As to each Revolving Credit Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances; a decline in the value of the Mortgaged Property significantly below its appraised value at origination; or a non-payment default by the Mortgagor. However, with respect to each Revolving Credit Loan, generally such suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Revolving Credit Loan, the Revolving Credit Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Loan.

Revolving Credit Loan Characteristics

         Set forth below is a description of certain additional characteristics of the Revolving Credit Loans as of the Cut-off Date. Unless otherwise specified, all principal balances of the Revolving Credit Loans are as of the Cut-off Date.

                                                   PROPERTY TYPE

                                                                  Percent of
                                                                    Pool by
                         Number of             Cut-off Date   by Cut-off Date
Property Type         Revolving Credit Loans   Trust Balance     Trust Balance
-------------        ----------------------   -------------     -------------
Single Family........                        $                             %
Condominium..........
PUD/Townhouse........
  Total..............


                                                 OCCUPANCY TYPES


       Occupancy (as                                            Percentage of
   indicated by Borrower             Number   Principal Balance Mortgage Pool

Primary Residence..........                          $ .              . %
Second/Vacation............
Non Owner-occupied.........                           .               .
                                                     ---             --
                              Total                  $ .              . %

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



                                                  TRUST BALANCES

                                                                 Percent of Pool
                              Number of            Cut-off Date  by Cut-off Date
Range of Trust Balance  Revolving Credit Loans     Trust Balance  Trust Balance
----------------------  ----------------------     -------------  -------------
$                       .                        $                           %
$                       .
$                       .
$                       .
$                       .
$                       .
$                       .
$                       .
$                       .
$                       .
$                       .
  Total..................


                                           GEOGRAPHICAL DISTRIBUTION(1)

                                                        Percent of
                                                       Pool by
                   Number of          Cut-off Date      Cut-off Date
State       Revolving Credit Loans    Trust Balance     Trust Balance
-----       ----------------------    -------------     -------------
 ...........                         $                            %





  Total....

------------------
(1) Geographical location is determined by the address of the Mortgaged Property securing the related Revolving Credit Loan.


                                           COMBINED LOAN-TO-VALUE RATIOS

                                                                Percent of
                                                                Pool by
 Range of Combined     Number of             Cut-off Date       Cut-off Date
Loan-to-Value Ratios  Revolving Credit Loans Trust BalanceTrust Balance
--------------------  ---------------------- --------------------------
                  ..............                     $                       %
                  ..............
                  ..............
                  ..............
                  ..............
                  ..............
                  ..............
                  ..............
                  ..............
                  ..............
  Total.........................

------------------

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



                                              JUNIOR MORTGAGE RATIOS

                                                                 Percent of
                                                                   Pool by
Range of Junior            Number of           Cut-off Date     Cut-off Date
Mortgage Ratios     Revolving Credit Loans     Trust Balance    Trust Balance
---------------     ----------------------     -------------    -------------
                  ..                         $                           %
                  ..
                  ..
                  ..
                  ..
                  ..
                  ..
                  ..
                  ..
                  ..
  Total.............

------------------


                                                    LOAN RATES

                                                               Percent of
                                                                   Pool by
                             Number of          Cut-off Date    Cut-off Date
Range of Loan Rates   Revolving Credit Loans    Trust Balance   Trust Balance
-------------------   ----------------------    -------------   -------------
                   ...                        $                                %
                   ...
                   ...
                   ...
                   ...
                   ...
                   ...
                   ...
                   ...
  Total...............


                                                   GROSS MARGINS

                                                                   Percent of
                                                                     Pool by
                                 Number of          Cut-off Date  Cut-off Date
Range of Gross Margins(1)  Revolving Credit Loans   Trust Balance Trust Balance
-------------------------  ----------------------   ------------- -------------
                  .........                       $                        %
                  .........
                  .........
                  .........
                  .........
                  .........
  Total....................

------------------
(1) As to the GMACMC Loans, the Gross Margin as of the Cut-off Date, subject to adjustment as described herein.

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



                                          CREDIT LIMIT UTILIZATION RATES

                                                                   Percent of
                                                                     Pool by
    Range of Credit           Number of            Cut-off Date   Cut-off Date
Limit Utilization Rates Revolving Credit Loans     Trust Balance  Trust Balance
----------------------- ----------------------     -------------  -------------
                  ......                         $                         %
                  ......
                  ......
                  ......
                  ......
                  ......
                  ......
                  ......
                  ......
                  ......
                  ......
  Total.................


                                                   CREDIT LIMITS

                                                                   Percent of
                              Number of          Cut-off Date    by Cut-off Date
Range of Credit Limits Revolving Credit Loans    Trust Balance    Trust Balance
---------------------- ----------------------    -------------    -------------
$                      .                       $                           %
$                      .
$                      .
$                      .
$                      .
$                      .
$                      .
$                      .
$                      .
$                      .
$                      .
  Total.................


                                              INTEREST RATE CEILINGS

                                                                Percent of
                                                                  Pool by
Range of Interest   Number of                  Cut-off Date    Cut-off Date
Rate Ceilings      Revolving Credit Loans      Trust Balance   Trust Balance
-------------      ----------------------      -------------   -------------
  ............                                $                     %
  ............
  ............
  ............
  ............
  Total.........................


                                      MONTHS REMAINING TO SCHEDULED MATURITY

                                                           Percent of
                                                             Pool by

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



       Range of Months   Number of               Cut-off Date    Cut-off Date
Remaining to Scheduled  Revolving Credit Loans   Trust Balance   Trust Balance
Maturity----------------------- ---------------   -------------   -------------
                    ............                       $              %
                    ............
                    ............
                    ............
                    ............
                    ............
                    ............
                    ............
  Total.........................


                                                 ORIGINATION YEAR

                                                            Percent of
                                                              Pool by
                         Number of          Cut-off Date   Cut-off Date
Origination Year  Revolving Credit Loans    Trust Balance  Trust Balance
----------------  ----------------------    -------------  -------------
    1987..........                        $                         %
    1988..........
    1989..........
    1990..........
    1991..........
    1992..........
    1993..........
    1994..........                        $                         %
    1995..........
    1996..........
  Total...........


                                                   LIEN PRIORITY

                                                              Percent of
                                                                Pool by
                         Number of           Cut-off Date    Cut-off Date
Lien Priority     Revolving Credit Loans     Trust Balance   Trust Balance
-------------     ----------------------     -------------   -------------
First Lien........                         $                          %
Second Lien.......
  Total...........


                                        DAYS DELINQUENT AS OF CUT-OFF DATE

                                                                  Percent of
                                                                    Pool by
                     Number of                  Cut-off Date     Cut-off Date
Days Delinquent       Revolving Credit Loans   Trust Balance     Trust Balance
---------------       ----------------------   -------------     -------------
Current..............    $                                   %
30-59................
  Total..............




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



                                                    LOAN SOURCE

                                                          Percent of
                                                            Pool by
                        Number of         Cut-off Date   Cut-off Date
Loan Source      Revolving Credit Loans   Trust Balance  Trust Balance
-----------      ----------------------   -------------  -------------
 .................                       $                         %
 .................
 .................
  Total..........


Underwriting Standards

         [For a description of the underwriting standards and procedures applicable to the Program Loans originated under the Seller's Home Equity Loan Program, see "Revolving Credit Loan Program--Underwriting Standards" in the Prospectus. The Program Loans included in the Mortgage Pool were originated subject to a maximum CLTV of ___% and a maximum total monthly debt to income ratio of ___%, with variations permitted in certain cases based on compensating factors. [include additional details as appropriate]]

          [Following  is  a  brief  description  of  the  various   underwriting
     standards  and  procedures  applicable to the  different  Revolving  Credit
     Loans.]
  [GMACMC Loans

         The GMACMC Loans were originated by GMACMC pursuant to its home equity credit line program (the "GMACMC Program"). The GMACMC Program was initiated in 1987, and involves origination of home equity lines through GMACMC's own central, regional and branch offices. The underwriting criteria under the GMACMC Program differ from those under the Goal Line Program in a number of respects.

         The underwriting standards applicable to the GMACMC Loans generally do not require the GMACMC Loans to have been fully documented. Although most of the GMACMC Loans will have been originated under full documentation or alternative documentation programs, certain of the GMACMC Loans will also have been originated under limited documentation programs. Limited documentation programs generally permit fewer supporting documents to be obtained or waive income and employment documentation requirements, and limited documentation programs generally compensate for increased credit risk by placing greater emphasis on the review of the property to be financed. In accordance with GMACMC's mortgage loan programs, a limited number of the GMACMC Loans may have been originated pursuant to an executive employee program in which no income, asset or employment verifications or appraisals were required.

         The maximum Combined Loan-to-Value ratio at origination for a GMACMC Loan is generally 90%, with mortgage insurance generally required on most GMACMC Loans with Combined Loan-to-Value ratio's at origination over 80% (generally such loans also are subject to a Gross Margin 1.00% higher than would otherwise apply). The total debt to income ratio

                                                      S-20
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



is generally required to be not greater than 38% under the GMACMC Program, although variances are permitted based on compensating factors. For this purpose, the required monthly payments on the GMACMC Loans are assumed to be equal to one month's interest accrued at the related initial mortgage rates on the amounts of the related credit limits. Title insurance is required on all GMACMC Loans with Credit Limits in excess of $100,000, or which are in a first lien position.

         As to each of the GMACMC Loans, the payment of the full outstanding principal balance of the Revolving Credit Loan at maturity generally will depend on the borrower's ability to obtain refinancing or to sell the related Mortgaged Property prior to the maturity of the Revolving Credit Loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible. The GMACMC Program underwriting standards may be varied in appropriate cases. There can be no assurance that every GMACMC Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the GMACMC Loans will be equivalent under all circumstances.]

         [Describe other applicable underwriting standards]

Representations and Warranties

         [Each Program Seller [and GMACMC] has made or will make certain limited representations and warranties regarding the related Revolving Credit Loans, as of the date of purchase thereof by the Seller. However, such representations and warranties will not be assigned to the Trustee for the benefit of the holders of the related series of Certificates, and therefore a breach of such representations and warranties will not be enforceable on behalf of the Trust Fund.]

                                      SERVICING OF THE REVOLVING CREDIT LOANS

General

         The Master Servicer will be responsible for servicing the Revolving Credit Loans directly or through one or more subservicers in accordance with the Guide and the terms of the Servicing Agreement. See "Servicing of the Revolving Credit Loans" in the Prospectus.

         Billing statements are mailed monthly by the subservicers. The statement details all debits and credits and specifies the minimum payment due and the available credit line. Notice of changes in the applicable Loan Rate are provided by the subservicer to the Mortgagor with such statements. All payments are due by the _____ or _____ day of the month.

         [With respect to mortgage loans, the general policy of the Master Servicer is to initiate foreclosure on the underlying property (i) after such loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the Mortgagor; (ii) if a notice of default on a senior lien is received by the subservicer or the Master Servicer, or (iii) if circumstances are discovered by the subservicer or the Master Servicer which would indicate that a potential for

                                                      S-21
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



loss exists.] For additional information regarding foreclosure procedures, see "Servicing of Revolving Credit Loans--Realization Upon Defaulted Loans" in the Prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with the Master Servicer's business judgment, changes in the Master Servicer's portfolio of real estate secured revolving credit line loans that it services for its clients and applicable laws and regulations, and other considerations.

Initial Subservicers

         [The Initial Subservicer with respect to the Program Loans will be ___________ (the "Program Loan Subservicer"), [and the Initial Subservicer with respect to the GMACMC Loans will be GMACMC].

         [Because the Home Equity Loan Program was recently established, and Program Loans were not originated thereunder prior to ______ 1994, the loss and delinquency experience to date of such Program Loans does not provide a sufficient basis for meaningful comparison with other home equity line of credit programs and is therefore not included herein. Furthermore, Residential Funding did not acquire significant amounts of other home equity lines of credit prior to the commencement of the Home Equity Loan Program. Although the Program Loan Subservicer has been servicing home equity lines of credit since ______, as a result of substantial differences between the Program Loans and other home equity lines of credit serviced by the Program Loan Subservicer with respect to underwriting standards, loan terms and conditions, the loss and delinquency experience of the Program Loan Subservicer does not provide a sufficient basis for meaningful evaluation of the Program Loan Subservicer's ability to subservice the Program Loans and is therefore not included herein. Furthermore, because none of the Program Sellers sold to the Seller more than ___% of the Program Loans included in the Mortgage Pool (by Cut-off Date Trust Balance) and as a result of substantial differences between the Program Loans and other home equity lines of credit serviced by the Program Sellers, the loss and delinquency experience of each of the Program Sellers does not provide a sufficient basis for any meaningful evaluation of the Program Loans and is therefore not included herein.]

         [The following tables summarize the delinquency and loss experience for all home equity loans originated or acquired and serviced by GMACMC during the period the related home equity loans have been serviced by such Initial Subservicer. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Revolving Credit Loans will be similar to that set forth below.

         The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of GMACMC's home equity loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such mortgage loans serviced for each period would be higher than those shown if a group of such mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group. However, since most of such mortgage loans in GMACMC's home equity loan portfolio will not be fully seasoned and since the terms of most of such

                                                      S-22
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



mortgage loans will not call for payment of principal in full prior to maturity, the delinquency and loss information for such an isolated group would also be distorted to some degree.

         There can be no assurance that the delinquency experience set forth below with respect to the GMACMC Loans will be representative of the results that may be experienced with respect to the Program Loans serviced by the Program Loan Subservicer.



                                                      S-23
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



      GMACMC Delinquency Experience



                                 Year Ended December 31,
 --------------------------------------------------------------------------
             199_                         199_                         199_

Number of Accounts with
  Balances Managed..................

Aggregate Amount
  Outstanding..........................

Loan Balance of Revolving Credit Loans
  30-59 Days Past Due(1)...........

Loan Balance of Revolving Credit Loans
  60-89 Days Past Due(1)...........

Loan Balance of Revolving Credit Loans
  90+ Days Past Due(1)............

Loan Balance of Revolving Credit Loans
  30+ Days Past Due(1)...........

Loan Balance of Revolving Credit Loans
  30+ Days Past Due as a
  Percentage of Aggregate
  Amount Outstanding..............

Foreclosures and Bankruptcies....

Real Estate Owned..................

---------------
(1) Contractually past due excluding loans in the process of foreclosure and loans where the borrower has filed for bankruptcy. (2) Real estate owned ("REO") numbers for 199_ and 199_ are not available.


GMACMC Loss Experience




                                     Year ended December 31,
         --------------------------------------------------------------------
                    199                      199                        199
                    ----                     ----                       ---

Average Amount Outstanding(1)..............................

Charge-offs(2)...............................................

Charge-offs as a Percentage of Average
  Amount Outstanding...........................................

--------------
(1) Average Amount Outstanding is computed using the beginning-of-period and the end-of-period aggregate loan balances. (2) Charge-offs refers to writedowns on properties prior to liquidation, as adjusted to reflect the actual liquidated loss incurred on a mortgaged property when finally liquidated. (3) Annualized.

                                                      S-24
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




         [INSERT ADDITIONAL REVOLVING CREDIT LOANS SELLER'S PORTFOLIO DELINQUENCY AND LOSS EXPERIENCE IF APPROPRIATE.]

Servicing and other Compensation and Payment of Expenses

         The Servicing Fees for each Revolving Credit Loan are payable out of the interest payments on such Revolving Credit Loan. The weighted average Servicing Fee as of Cut-Off Date will be approximately ___% per annum. The
Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities and (b) subservicing and other related compensation retained by the related subservicer. The Master Servicer is obligated to pay certain ongoing expenses associated with its servicing activities and incurred by the Master Servicer in connection with its responsibilities under the Servicing Agreement.

Delinquency and Loss Experience of the Initial Subservicers' Portfolios

         The following tables summarize the delinquency and loss experience for all home equity loans originated or acquired and serviced by _____________ and ____________, respectively, during the period the related home equity loans have been serviced by such Initial Subservicer. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Revolving Credit Loans will be similar to that set forth below.

                                           [Insert Delinquency and Loss Tables]

                                                      THE 199_-_ LLC

         As described herein, the Mortgage Pool will be conveyed to and held by the 199_-_ LLC, a limited liability company under __________ law. Pursuant to the 199_-_ LLC's Operating Agreement, the 199_-_ LLC will consist of two classes of ownership interests (the "Class A Ownership Interest" and the "Class B Membership Interest"). The Class A Ownership Interest will represent [an undivided ownership interest in] the Mortgage Pool, and will be entitled to receive certain payments with respect to the Mortgage Pool as described below under "P&I Collections."

                                                        THE ISSUER

General

         The Home Equity Loan Trust 19_-_, is a business trust formed under the laws of the State of [Delaware] pursuant to the Trust Agreement dated as of _____ 1, 19__ between the Depositor and ________________, as the Owner Trustee for the transactions described in this Prospectus Supplement. The Trust Agreement constitutes the "governing instrument" under the laws of the State of [Delaware] relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Class A Ownership Interest and the other assets of the Issuer and proceeds therefrom,
(ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.


                                                      S-25
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



         The assets of the Issuer will consist of the Class A Ownership Interest and certain related assets.

         The Issuer's principal offices are in ___________, Delaware, in care of ________________, as Owner Trustee, at the address listed below.

                                                     THE OWNER TRUSTEE

          _______________  is the  Owner  Trustee  under  the  Trust  Agreement.
     __________________ is a [Delaware] banking corporation and its principal offices are located at ____________________.
         Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                                                        THE INSURER

         [INSERT DESCRIPTION OF INSURER AS APPROPRIATE.]

                                               DESCRIPTION OF THE SECURITIES

General

         The  Notes  will  be  issued  pursuant  to the  Indenture  dated  as of
________, between the Issuer and _________, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of ____________, between the Depositor and _____________, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Term Notes are offered hereby.

         The Notes will be secured by the Trust Fund pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i) the Class A Ownership Interests; (ii) collections in respect of principal of the Revolving Credit Loans received after the applicable Cut-Off Date and collections in respect of interest on the Revolving Credit Loans from the Cut-Off Date relating to the Class A Ownership Interest; (iii) the amounts on deposit in the Custodial Account allocated to the Class A Ownership Interests, the Funding Account and the Payment Account (excluding net earnings thereon, except with respect to the Funding Account); (iv) the Policy; (v) certain hazard insurance policies maintained by the Mortgagors or by or on behalf of the Master Servicer or related subservicer in respect of the Revolving Credit Loans and
(vi) an assignment of the Depositor's rights under the Purchase Agreement and an assignment of the Issuer's rights under the Servicing Agreement.


                                                      S-26
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



         The Term Notes will be issued in denominations of $1,000 and integral multiples in excess thereof. See "--Book-Entry Certificates" below.

         The Variable Funding Notes will be issued to the Seller. The Security Balance of the Variable Funding Notes will be increased from time to time in consideration for Additional Balances sold to the 199_-_ LLC under the Purchase Agreement, to the extent Principal Collections are insufficient or unavailable therefor. The Security Balance of the Variable Funding Notes may not exceed $________ minus any amounts paid as principal on the Variable Funding Notes (the "Maximum Variable Funding Balance"). Initially Variable Funding Notes will have no Security Balance. The Maximum Variable Funding Balance will be permitted to be increased in order for the 199_-_ LLC to acquire Additional Balances for which Principal Collections are insufficient or unavailable therefor upon satisfaction of the following conditions: (i) no Amortization Event has occurred and is continuing, (ii) the Insurer consents to the issuance of a new credit enhancement instrument, which consent shall not be unreasonably withheld, and a new credit enhancement instrument to cover such increased amount is issued and
(iii) the Indenture Trustee shall have received Opinions of Counsel to the effect that any new credit enhancement instrument delivered to cover such increased amount is enforceable against the Credit Enhancer and to the effect that any such increase will not adversely affect the tax status of the Issuer.

Book-Entry Securities

         General. Beneficial Owners that are not Participants or Intermediaries (as defined in the Prospectus) but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the related Book-Entry Securities may do so only through Participants and Intermediaries. In addition, Beneficial Owners will receive all payments of principal of and interest on the related Book-Entry Securities from the Paying Agent (as defined in the Prospectus) through DTC and Participants. Accordingly, Beneficial Owners may experience delays in their receipt of payments. Unless and until Definitive Securities are issued for the related Book-Entry Securities, it is anticipated that the only registered Certificateholder of such Book-Entry Securities will be Cede, as nominee of DTC. Beneficial Owners will not be recognized by the Trustee or the Master Servicer as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to receive information  furnished  to  Certificateholders  and to  exercise  the  rights of
Certificateholders only indirectly through DTC, its Participants and Intermediaries.

         Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Securities among Participants and to receive and transmit payments of principal of, and interest on, such Book-Entry Securities. Participants and Intermediaries with which Beneficial Owners have accounts with respect to such Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess physical certificates evidencing their interests in the Book-Entry Securities, the Rules provide a mechanism by which Beneficial Owners, through their Participants and Intermediaries, will receive payments and will be able to transfer their interests in the Book-Entry Securities.

         None of the Company, the Master Servicer, the Insurer or the Trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry

                                                      S-27
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



Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Securities. Definitive Securities will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities--Form of Securities."
         Upon the occurrence of an event described in the Prospectus in the third paragraph under "Description of the Securities--Form of Securities," the Trustee is required to notify, through DTC, Participants who have ownership of Book-Entry Securities as indicated on the records of DTC of the availability of Definitive Securities for their Book-Entry Securities. Upon surrender by DTC of the definitive certificates representing the Book-Entry Securities and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Book-Entry Securities as Definitive Securities issued in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee and the Master Servicer will recognize the holders of such Definitive Securities as Certificateholders under the Pooling and Servicing Agreement.

         For additional information regarding DTC, CEDEL, Euroclear and the Book-Entry Securities, see "Description of the Securities--Form of Securities" in the Prospectus.]

                 [CEDEL or Euroclear description if necessary]

Payments

         Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the _____ day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in __________. Payments on the Term Notes will be made to the persons in whose names such Term Notes are registered at the close of business on the day prior to each Payment Date or, if the Term Notes are no longer Book-Entry Securities, on the Record Date. See "Description of the Notes--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Term Notes having denominations aggregating at least $_________, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Securities, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Term Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of ___________ are required or authorized by law to be closed.

Interest on the Notes

         Interest payments will be made on the Notes and the Certificates on each Payment Date at the Note Rate and Certificate Rate, respectively, for the related Interest Period. The "Note Rate" for an Interest Period will generally equal the sum of [(a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period)] plus (b) ___% per annum. The

                                                      S-28
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



"Certificate Rate" for an Interest Period will generally equal the sum of [(a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period)] plus (b) the percentage specified in the Trust Agreement. Notwithstanding the foregoing, in no event will the Note Rate or Certificate Rate in respect of the Securities on any Payment Date exceed a rate equal to the weighted average of the Loan Rates (net of the applicable Servicing Fee Rate) (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

         Interest on the Securities in respect of any Payment Date will accrue on the applicable Security Balance from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Securities will be funded from P&I Collections [and with respect to the Notes, if necessary, from draws on the Policy.

         [On each Payment  Date,  LIBOR shall be  established  by the  Indenture
Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by _________) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Aggregate Security Balance then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the Aggregate Security Balance then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of [New York] or in the city of London, England are required or authorized by law to be closed.]



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



Principal Payments on the Notes

         During the Funding Period, no principal payments will be due and payable on the Notes and distributable on the Certificates except in respect of any Special Capital Distribution Amounts and Liquidation Loss Amounts. On each Payment Date after the Funding Period, other than the Payment Date in _________, principal payments except as provided below will be due and payable on the Notes and distributable on the Certificates in an amount equal to the applicable Security Percentage of the Principal Collection Distribution Amount (or defined below) for such Payment Date, and in the aggregate equal to such Principal Collection Distribution Amount, together with any Special Capital Distribution Amounts and Liquidation Loss Amounts. On the Payment Date in ______, principal will be due and payable on the Notes and distributable on the Certificates in amounts equal to the Security Balance for each such Security on such Payment Date. In no event will principal payments on the Notes or principal distributions on the Certificates on any Payment Date exceed the Security Balance thereof on such date.

Allocation of P&I Collections

         The Master Servicer on behalf of the 199_-_ LLC will establish an account (the "Distribution Account") into which the Master Servicer will deposit P&I Collections for each Payment Date on the Business Day prior thereto. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         On each Payment Date, P&I Collections will be allocated from the Distribution Account in the following order of priority:

 (i) if such Payment Date is during the Funding Period, an amount equal to the Net Principal Collections for such Payment Date shall be deposited in the Funding
            Account;

(ii)        to the Class A Ownership Interest, the sum of the following:

                           (a) as payment for the accrued interest due and any overdue accrued interest at the Class A Preferred Return (as defined herein) on the Class A Principal Balance (as defined herein) of the Revolving Credit Loans;

                           (b) if such Payment Date is after the Funding Period, an amount equal to the Principal Collection Distribution Amount, applied to reduce the Class A Principal Amount;

                           (c) the Class A Principal Balance, 100% of the Liquidation Loss Amounts, together with any such Liquidation Loss Amounts remaining undistributed from any preceding month; provided, that any Liquidation Loss Amount shall not be required to be paid to the extent that the Liquidation Loss Amount was reflected in the reduction of the Outstanding Reserve Amount; and


                                                      S-30
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



                           (d) an additional amount to be applied to reduce the Class A Principal Balance (each such amount, a "Special Capital Distribution Amount"), to the extent necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target; and

              (iii) the remaining amount, if any, of the P&I Collections shall be allocated on a pro rata basis as follows: 5% to the Class A Ownership Interest, and 95% to the Class B Ownership Interest, except as otherwise provided pursuant to the Operating Agreement.

         The "Class A Preferred Return" equals a rate of LIBOR plus ___% per annum. The "Class A Principal Balance", as of any Payment Date, equals (1) the Principal Balance of the Revolving Credit Loans plus the balance on deposit in the Funding Account minus (ii) the Outstanding Reserve Amount.

         For any Payment Date, the "Principal Collection Distribution Amount" will equal (i) Net Principal Collections for such Payment Date so long as no Amortization Event has occurred and such Payment Date is during the Revolving Period or (ii) Principal Collections for such Payment Date if an Amortization Event has occurred or if such Payment Date is after the end of the Revolving Period.

         "Liquidation Loss Amount" means with respect to any Liquidated Revolving Credit Loan, the unrecovered Principal Balance thereof at the end of the related Collection Period in which such Revolving Credit Loan became a Liquidated Revolving Credit Loan, after giving effect to the Net Liquidation Proceeds allocable to such Principal Balance in connection therewith.

         A "Liquidated Revolving Credit Loan" means, as to any Payment Date, any Revolving Credit Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

         As of the Closing Date, the Reserve Amount Target is equal to at least ___% of the Cut-Off Date Pool Balance. The Reserve Amount Target may be increased or reduced from time to time pursuant to the terms of the Operating Agreement, with the consent of the Rating Agencies and the Indenture Trustee. To the extent the Reserve Amount Target is reduced on any Payment Date, the amount of the Principal Collections distributed pursuant to clause (ii) (b) will be reduced on such Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

         The Indenture Trustee will establish the Payment Account into which the Master Servicer will deposit the portion of the P&I Collections allocable to the Class A Ownership Interest for each Payment Date on the Business Day prior thereto. The Payment Account will be an Eligible Account. Amounts on deposit in the Payment Account will be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date.

         On each Payment Date, amounts in the Payment Account, will be allocated to the Securities in the following order of priority:


                                                      S-31
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



          (i) as payment for the accrued interest due and any overdue accrued interest on the applicable Security Balance of the Term Notes, Variable Funding Notes and the Certificates;
               (ii) as principal on the Term Notes, the Variable Funding Notes and the Certificates, pro rata, based on the outstanding Security Balances, if such Payment Date is after the Funding Period, an amount equal to the Principal Collection Distribution Amount for such Payment Date;

              (iii) as principal on the Term Notes, the Variable Funding Notes and the Certificates, pro rata, based on the outstanding Security Balances, up to the applicable Security Percentage of Liquidation Loss Amounts for the related Collection Period, together with the applicable Security Percentage of Carryover Liquidation Loss Amounts which are Liquidation Loss Amounts for all previous Collection Periods with respect to which payments of principal have not previously been made on the Notes and the Certificates Outstanding Reserve;

               (iv)        as payment for the premium for the Policy;

  (v)    to reimburse prior draws made on the Policy (with interest thereon);

               (vi) as principal on the Term Notes, the Variable Funding Notes and the Certificates, pro rata, based on the outstanding Security Balances, up to the Special Capital Distribution Amount for such Payment Date;

          (vii) any other amounts owed to the Insurer pursuant to the Insurance Agreement; and
             (viii)        any remaining amounts to the Designated Certificates.

         The "Security Balance" of any Security on any day is, with respect to the Term Notes and the Certificates, the respective initial balance thereof as of the Closing Date, and with respect to the Variable Funding Notes, the aggregate amount of Variable Funding Notes issued as of such day, in each case reduced by all payments of principal thereon as of such day. With respect to any Payment Date and Security, the "Security Percentage" is the percentage equivalent of a fraction the numerator of which the Security Balance of such Security immediately prior to such Payment Date and the denominator of which is the aggregate of the Security Balances of all Securities (the "Aggregate Security Balance") immediately prior to such date.

         Except as provided below, payments pursuant to clause (i) will be allocated to the Term Notes, Variable Funding Notes and the Certificates pro rata based on the amount of interest each such Security is entitled to receive pursuant to such clause. Except as provided below, payments pursuant to clauses
(ii), (iii) and (vi) will constitute payments of principal and will be allocated among the Term Notes, Variable Funding Notes and Certificates pro rata based on the outstanding Security Balances.

         For any Payment Date as to which a Credit Enhancer Default has occurred and is continuing the priorities of distribution described above will be adjusted such that amounts to be distributed on the Certificates in respect of interest and principal will be subordinated to the payment of interest and principal on the Notes. A "Credit Enhancer Default" shall have occurred if the Insurer fails to make a payment required under the Policy in accordance with its terms.

                                                      S-32
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




         An "Amortization Event" will be deemed to occur upon (i) the occurrence of certain events relating to a violation of the Seller's obligations under the Mortgage Loan Purchase Agreement, (ii) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller or the Master Servicer, (iii) the [199_-_ LLC] or [Issuer] becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended, or (iv) the aggregate of all draws under the Policy exceeds __________;

         Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Seller, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Amortization Period.

Outstanding Reserve Amount

         The distribution of the Special Capital Distribution Amount, if any, to the Class A Ownership Interest (and to the Securities) will create the Outstanding Reserve Amount. The Outstanding Reserve Amount, if any, will be available to absorb any Liquidation Loss Amounts that are allocated to the Class A Ownership Interest and not covered by Principal Collections and Interest Collections. Any Liquidation Loss Amounts allocable to the Securityholders and not covered by such overcollateralization will be covered by draws on the Policy to the extent provided herein. The "Outstanding Reserve Amount" on any Payment Date is the amount, if any, by which the sum of the Pool Balance as of the end of the related Collection Period and the amounts, if any, on deposit in the Funding Account in respect of Net Principal Collections on such Payment Date exceed the Aggregate Security Balance on such day (after giving effect to all amounts payable and allocable to principal on the Securities and deposits to and withdrawals from the Funding Account that are applied to reduce the Security Balances on such Payment Date).

         To the extent that such overcollateralization is insufficient or not available to absorb Liquidation Loss Amounts, payments are not made under the Policy and the Security Balance of the Certificates is reduced to zero, a Noteholder may incur a loss.

Funding Account; Funding Period

         The Funding Account will be an Eligible Account (as defined herein) established by the Master Servicer on behalf of the 199_-_ LLC on the Closing Date. On each Payment Date during the Funding Period, Net Principal Collections for such Payment Date will be deposited in the Funding Account. During the Funding Period, amounts on deposit in the Funding Account in respect of Net Principal Collections will be used to purchase Subsequent Revolving Credit Loans. Any amount in respect of Net Principal Collections remaining on deposit in the Funding Account on the last Payment Date of the Funding Period (after giving effect to the purchase of any Subsequent Revolving Credit Loans on such date) will be paid to the Securityholders on such Payment Date, as principal, pro rata based on the outstanding Security Balances immediately prior to such Payment Date. Except with respect to such Net Principal Collections remaining on deposit in the Funding Account on the last Payment Date of the Funding Period, Securityholders will not receive any payments in respect of Net Principal Collections during the Funding Period.


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         The Funding  Period is the period  commencing  on the Closing  Date and ending on the earlier of (x) the Payment Date in ___________ and (y) the occurrence of an Amortization Event.

The Paying Agent

         The Paying Agent shall initially be the [Indenture Trustee], together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Securityholders.

Maturity

         The Notes will be payable in full on ___________. In addition, the Issuer will pay the Notes in full upon the exercise by the Master Servicer of its option to purchase the assets of the Issuer after the Pool Balance is reduced to an amount less than or equal to $________ (___% of the initial Pool Balance). The purchase price will be equal to the sum of the outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the Payment Date on which the Notes are paid in full together with all amounts due and owing to the Insurer.

[Optional Retransfers of Mortgage Loans to the Seller

         Subject to the conditions specified in the Purchase Agreement and the Operating Agreement, at any time after the end of the Revolving Period, the Seller may, but shall not be obligated to, remove on the last Business Day of any Collection Period from the Trust Fund, the entire Principal Balance of certain Revolving Credit Loans without notice to the Securityholders for cash in an amount equal to such Principal Balance (which will be included in Principal Collections for the following Payment Dates) plus an accrued interest adjustment. Revolving Credit Loans so designated will only be removed upon satisfaction of certain conditions specified in the Operating Agreement, including: (i) no Amortization Event has occurred; (ii) such removal may not reduce the Outstanding Reserve Amount below the Reserve Amount Target; (iii) the Seller shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Revolving Credit Loans remaining in the Trust Fund after such removal; (iv) the Seller shall represent and warrant that no selection procedures reasonably believed by the Seller to be adverse to the interests of the Securityholders or the Insurer were used by the Seller in selecting such Revolving Credit Loans; (v) each Rating Agency shall have been notified of the proposed retransfer and shall not have notified the Seller that such retransfer would result in a reduction or withdrawal of the ratings of the Securities without regard to the Policy; and (vi) the Seller shall have delivered to the Trustee and the Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (v) above.]


                                                 DESCRIPTION OF THE POLICY

         On the Closing Date, the Insurer will issue the Policy in favor of the [Owner Trustee on behalf of the Issuer]. The Policy will unconditionally and irrevocably guarantee principal payments on the Notes plus accrued and unpaid interest due on the Notes. On each Payment Date, a draw will be made on the Policy equal to the sum of (a) the amount by which the sum of interest accrued at (i) the Note

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Rate on the  outstanding  Security  Balance of the Notes and (b) the amount (the
"Guaranteed Principal Payment Amount"), if any, [by which the Aggregate Security Balance of the Notes exceeds the sum of the Pool Balance at the end of the related Collection Period and the amount, if any, on deposit in the Funding Account in respect of Net Principal Collections on such date (after giving effect to all amounts paid and allocable to principal on the Notes and deposits to and withdrawals from the Funding Account that are applied to reduce the Security Balances on such Payment Date)]. Pursuant to the terms of [the Indenture], draws under the Policy in respect of the Guaranteed Principal Payment Amount will be paid on the Notes by the Indenture Trustee, as principal pro rata, based on the outstanding Security Balances thereof. In addition, the Policy will guarantee the payment of the outstanding Security Balance of each Note on the Payment Date in _____________ (after giving effect to all other amounts paid and allocable to principal on such Payment Date). In the absence of payments under the Policy, Noteholders will directly bear the credit and other risks associated with their investment to the extent such risks are not covered by the Certificates. The Policy does not guarantee any payments to the Certificates.

           CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

         The yield to maturity of the Term Notes will depend on the price paid by the holder for such Note, the Loan Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Revolving Credit Loans and the rate and timing of Draws and the allocation thereof.

         In general, if a Term Note is purchased at a premium over its face amount and payments of principal on such Term Note occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Term
Note is purchased at a discount from its face amount and payments of principal on such Term Note occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated.

         The rate and timing of defaults on the Revolving Credit Loans will also affect the rate and timing of principal payments on the Revolving Credit Loans and thus the yield on the Term Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Revolving Credit Loans, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Revolving Credit Loans that are not covered by [the Certificates or] the Policy, holders of the Term Notes will bear all risk of such losses resulting from default by Mortgagors. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" in the Prospectus. Even where the Policy covers all losses incurred on the Revolving Credit Loans, the effect of losses may be to increase prepayment experience on the Revolving Credit Loans, thus reducing average weighted life and affecting yield to maturity.

         [With respect to ___ Revolving Credit Loans representing ___% of the Cut-off Date Pool Balance, the Mortgage Rate at origination is below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors under such Revolving Credit Loans are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Revolving Credit Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.]

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




         With respect to the Revolving Credit Loans required minimum monthly payments are equal to [the amount of interest currently accruing thereon,] and therefore are not expected to significantly amortize the outstanding principal amounts of the Revolving Credit Loans prior to maturity, which amounts may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. Such Revolving Credit Loans pose a greater risk of default than fully-amortizing mortgage loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of the Revolving Credit Loans or to sell the Mortgaged Property prior to the maturity of the Revolving Credit Loan. See "Yield and Prepayment Considerations" in the Prospectus and "Risk Factors" herein.

         There can be no assurance as to the rate of principal payments and Draws on the Revolving Credit Loans. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the Revolving Credit Loans may be much more volatile than for typical first lien mortgage loans.

                                           DESCRIPTION OF THE PURCHASE AGREEMENT

         The Revolving Credit Loans to be transferred to the Issuer by the Depositor were or will be purchased by the Depositor from Residential Funding Corporation (the "Seller") pursuant to the Purchase Agreement. Under the
Purchase Agreement, the Seller has agreed to transfer to the Depositor the Initial Revolving Credit Loans and related Additional Balances. Pursuant to an assignment by the Depositor executed on the Closing Date, upon such transfer to the Depositor, the Initial Revolving Credit Loans will be transferred by the Depositor to the 199_-_ LLC, as well as the Depositor's rights in, to and under the Purchase Agreement, which will include the right to purchase the Subsequent Revolving Credit Loans and Additional Balances. The following summary describes certain terms of the form of the Purchase Agreement and is qualified in its entirety by reference to the form of Purchase Agreement.

Transfer of Revolving Credit Loans

         Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Revolving Credit Loans, the related mortgage note, mortgages and other related documents (collectively, the "Related Documents") and all of the Additional Balances thereafter created prior to an Amortization Event. The purchase price of the Revolving Credit Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor, as provided in the Purchase Agreement. The purchase price of each Additional Balance is the amount of the related new advance and is payable by the 199_-_ LLC, either in cash or in the form of an increase in the Security Balance of the Variable Funding Notes.

         Subsequent Revolving Credit Loans will be transferred to the 199_-_ LLC. The transfer of a Subsequent Revolving Credit Loan is subject to the following additional conditions: (i) each Subsequent Revolving Credit Loan must meet the general criteria for eligibility under the Purchase Agreement; and (ii) the Seller shall have delivered prior written notice of the addition of the Subsequent Revolving

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



Credit Loans to the Insurer, the Rating Agencies and the Depositor and shall have received the consent of the Insurer and the Rating Agencies.

         The Purchase Agreement will require that, within the time period specified therein, the Seller, acting at the Depositor's request, deliver to ____________________ (the "Custodian") (as the 199_-_ LLC's agent for such purpose) the Revolving Credit Loans and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded. In addition, under the terms of the Purchase Agreement, the Seller will be required to record assignments of mortgages relating to such Revolving Credit Loans.

Representations and Warranties

         The Seller will represent and warrant to the Depositor that, among other things, as of _________________, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement.

         The Seller will also represent and warrant to the Depositor, that, among other things, (a) the information with respect to the Initial Revolving Credit Loans set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Initial Revolving Credit Loans to the Depositor, the Seller was the sole owner and holder of the Initial Revolving Credit Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant to the Depositor, that, among other things, as of ______________, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and
(b) the Purchase Agreement constitutes a valid transfer and assignment to the Depositor of all right, title and interest of the Seller in and to the Initial Revolving Credit Loans and the proceeds thereof. Such representations and warranties will also be made by the Seller with respect to the Subsequent Revolving Credit Loans as of the date of transfer to the Issuer. The benefit of the representations and warranties made to the Depositor by the Seller in the Purchase Agreement will be assigned by the Depositor to the Issuer and by the Issuer to the Indenture Trustee in the Indenture.

         Within ____ days of the Closing Date, the Custodian will review or cause to be reviewed the Revolving Credit Loans and the Related Documents and if any Revolving Credit Loan or Related Document is found to be defective in any material respect and such defect is not cured within ____ days following notification thereof to the Seller and the Issuer by the Custodian, the Seller will be obligated under the Purchase Agreement to deposit the Transfer Price into the Custodial Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan. Any such purchase or substitution will result in the removal of such Defective Loan from the Trust Fund and the lien of the Indenture. The obligation of the Seller to remove a Defective Loan from the Trust Fund is the sole remedy regarding any defects in the Revolving Credit Loans and Related Documents available to the Indenture Trustee or the Noteholders against the Seller.

         With respect to any Revolving Credit Loan, the "Transfer Price" is equal to the Principal Balance of such Revolving Credit Loan at the time of any removal described above plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Custodial Account an amount (the

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"Substitution  Adjustment  Amount") equal to the excess of the Principal Balance of the related Defective Loan over the Principal Balance of such Eligible Substitute Loan.

         An "Eligible Substitute Loan" is a mortgage loan substituted by the Issuer for a Defective Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Revolving Credit Loan for a Defective Loan, an aggregate Principal Balance), not in excess of the Principal Balance relating to such Defective Loan; (ii) have a Loan Rate, Net Loan Rate and Gross Margin no lower than and not more than 1% in excess of the Loan Rate, Net Loan Rate and Gross Margin, respectively, of such Defective Loan; (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Defective Loan at the time of substitution; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Defective Loan; (v) comply with each representation and warranty as to the Revolving Credit Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Indenture.

         In addition the Seller will be obligated to deposit the Transfer Price or substitute an Eligible Substitute Loan with respect to a Revolving Credit Loan as to which there is a breach of a representation or warranty in the Purchase Agreement.

         Revolving Credit Loans required to be removed from the Trust Fund as described in the preceding paragraphs are referred to as "Defective Loans."

                                                 ASSIGNMENT TO THE ISSUER

         The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Revolving Credit Loans and its obligation to pay for the Subsequent Revolving Credit Loans and Additional Balances under the Purchase Agreement to the 1994_-_ LLC, the Issuer's pledge of its interest in the Purchase Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Seller.

                                          DESCRIPTION OF THE SERVICING AGREEMENT

         The following summary describes certain terms of the Servicing Agreement, dated as of ________ 1, 19__ between the 199_-_ LLC and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular sections or defined terms of the Servicing
Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference.

P&I Collections

         The Master Servicer shall establish and maintain an account (the "Custodial Account") in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received in respect of the Revolving Credit Loans received by it subsequent to the CutOff Date. The Custodial Account shall be an Eligible Account. On the _____ day of each month or if such day is not a Business Day, the next succeeding Business Day (the "Determination Date"), the

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



Master Servicer will notify the Indenture Trustee of the amount of P&I Collections to be included in funds available distribution to the Class A Ownership Interest for the related Payment Date.

         "Eligible Investments" are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Securities.

         On the Business Day prior to each Payment Date, the Master Servicer will make the following withdrawals from the Custodial Account and deposit such amounts as follows:

                (i) if such Payment Date is during the Funding Period, to the Eligible Account established and maintained by ___________ (the "Funding Account"), Net Principal Collections;

               (ii) to the Distribution Account, an amount equal to the P&I Collections for such Payment Date (other than any portion thereof deposited in the Funding Account pursuant to (i) above); and

          (iii) to pay to itself or the Seller various reimbursement amounts and other amounts as provided in the Servicing Agreement.
         As to any Payment Date, "P&I Collections" will equal the sum of (a) Interest Collections for such Payment Date and (b) so long as an Amortization Event has not occurred and if during the Revolving Period, "Net Principal Collections" for such Payment Date which are the excess, if any, of Principal Collections for such Payment Date over the aggregate amount of Additional Balances created during the related Collection Period and conveyed to the 199_-_ LLC, or if such event or date has occurred, Principal Collections for such date. Upon the occurrence of an Amortization Event or after the end of the Revolving Period, Principal Collections for a Collection Period will no longer be applied to acquire Additional Balances during such Collection Period.

         All collections on the Revolving Credit Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "Interest Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Credit Line Agreements (exclusive of the pro rata portion thereof attributable to Additional Balances not conveyed to the 199_-_ LLC following an Amortization Event), reduced by the Servicing Fees for such Collection Period,
(ii) the interest  portion of the  Transfer  Price for any  Defective  Loans and
(iii) net investment earnings on amounts on deposit in the Funding Account. As to any Payment Date, "Principal Collections" will be equal to the sum of (i) the amount collected during the related Collection Period, including Net Liquidation Proceeds (as defined herein) allocated to principal pursuant to the terms of the Credit Line Agreements (exclusive of the pro rata portion thereof attributable to Additional Balances not conveyed to the 199_-_ LLC following an Amortization Event) and (ii) the principal portion of the Transfer Price for any Defective Loans and any Substitution Adjustment Amounts.


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



         As to any Payment Date other than the first Payment Date, the "Collection Period" is the calendar month preceding the month of such Payment Date and in the case of the first Payment Date the period from the Cut-Off Date to ___________.

         "Net Liquidation Proceeds" with respect to a Revolving Credit Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Revolving Credit Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Revolving Credit Loan at the end of the Collection Period immediately preceding the Collection Period in which such Revolving Credit Loan became a Liquidated Revolving Credit Loan.

         With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Revolving Credit Loans as of such date. The Principal Balance of a Revolving Credit Loan (other than a Liquidated Revolving Credit Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Revolving Credit Loan conveyed to the Issuer minus (ii) all collections credited against the Principal Balance of such Revolving Credit Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Revolving Credit Loan after final recovery of related Liquidation Proceeds shall be zero.

Collection and Other Servicing Procedures on Revolving Credit Loans

         The Master Servicer will make reasonable efforts to collect all payments called for under the Revolving Credit Loans and will, consistent with the Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Revolving Credit Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Revolving Credit Loans.

         With respect to the Revolving Credit Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to home equity mortgage loans.

Realization Upon Defaulted Revolving Credit Loans

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Revolving Credit Loans as come into default when in accordance with applicable servicing procedures under the Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Securityholders.

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




Evidence as to Compliance

         The Servicing Agreement provides for delivery on or before March 31 in each year, beginning in March 31, 19__, to the Indenture Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding calendar year, except as specified in such statement.

         On or before March 31 of each year, beginning March 31, 19__, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to the Indenture Trustee to the effect that such firm has examined certain documents and the records relating to servicing of the Revolving Credit Loans under the Servicing Agreement for the preceding calendar year and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Servicing Agreement except for
(a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

Certain Matters Regarding the Master Servicer

         The Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer and the Indenture Trustee; (b) the Rating Agencies have confirmed to the Issuer and the Indenture Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Securities; and (c) such proposed successor servicer is reasonably acceptable to the Credit Enhancer. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Servicing Agreement.

         The Master Servicer may perform any of its duties and obligations under the Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Issuer for the Master Servicer's duties and obligations under the Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

         The Servicing Agreement provides that the Master Servicer will indemnify the Owner Trustee or the Indenture Trustee, as the case may be, from and against any loss, liability or expense, imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties under the Servicing Agreement or by reason of its reckless disregard of its obligations and duties under the Servicing Agreement. The Servicing Agreement provides that neither the Master Servicer nor its directors, officers, employees or agents will be under any other liability to the Owner Trustee, the Indenture Trustee, or any other person for any action taken or for refraining from taking any action pursuant to the Servicing Agreement. The Master Servicer and any director or officer or employee or

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agent  of the  Master  Servicer  shall be  indemnified  by the  Issuer  and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities, other than any loss, liability or expense related to any specific Revolving Credit Loan or Revolving Credit Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties thereunder or by reason of its reckless disregard of its obligations and duties thereunder. In addition, the Servicing Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Servicing Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto.

         Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Servicing Agreement to the contrary notwithstanding.

Events of Servicing Termination

         "Events of Servicing Termination" will consist of: (i) any failure by the Master Servicer to (a) deposit in the Custodial Account, Funding Account or Payment Account any deposit required to be made under the Servicing Agreement or
(b) to pay when due any amount payable by it under the terms of the Insurance Agreement, which failure continues unremedied for three Business Days after the giving of written notice of such failure to the Master Servicer by the Issuer or Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement or Insurance Agreement which, in each case, materially and adversely affects the interests of the Securityholders or the Credit Enhancer and continues unremedied for ____ days or ____ days, respectively, after the giving of written notice of such failure to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations; or (iv) any merger, consolidation, or combination with another entity and the surviving entity thereof or corporate successor is not rated at least investment grade by the Rating Agencies. Under the above circumstances, the Indenture Trustee with the consent of the Credit Enhancer or the Credit Enhancer may deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Servicing Agreement. Under certain other circumstances, the Credit Enhancer with the consent of 51% of the outstanding principal amount of the Term Notes and the Certificates may terminate all the rights and obligations of the Master Servicer under the Servicing Agreement.

         Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for the applicable periods referred to therein or referred to under clause (ii) above for the applicable periods referred to therein, shall not constitute an Event of Servicing Termination if such

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delay or failure could not be prevented by the exercise of reasonable  diligence by the Master Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Master Servicer shall provide the Issuer, the Credit Enhancer and the Indenture Trustee prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights Upon an Event of Servicing Termination

         So long as an Event of Servicing Termination remains unremedied, the Indenture Trustee with the consent of the Credit Enhancer or the Credit Enhancer may terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement and in and to the Revolving Credit Loans, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, an established housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Servicing Agreement and having a net worth of at least $25,000,000 and acceptable to the Credit Enhancer to act as successor to the Master Servicer under the Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Issuer and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

Amendment

         The Servicing Agreement may be amended from time to time by the Master Servicer, the Issuer and the Indenture Trustee, [with the consent of the Credit Enhancer,] provided that the Rating Agencies confirm in writing that such amendment will not result in a downgrading or a withdrawal of the rating then assigned to the Securities.

                                               DESCRIPTION OF THE INDENTURE

         The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Whenever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are thereby incorporated herein by reference.

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The Trust Fund

         Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust Fund to the Indenture Trustee as collateral for the Notes.

Reports To Holders

         The Indenture Trustee will mail to each Holder of Term Notes, at its address listed on the Security Register maintained with the Indenture Trustee a report setting forth certain amounts relating to the Notes for each Payment Date, among other things:

                (i) the amount of principal, if any, payable on such Payment Date to Securityholders separately stating the portion thereof in respect of Liquidation Loss Amounts, Carryover Liquidation Loss Amounts and Special Capital Distribution Amount and stating the amount of any remaining Carryover Liquidation Loss Amounts;

               (ii) the amount of interest payable on such Payment Date to Securityholders separately stating the portion thereof in respect of overdue accrued interest and stating the amount of remaining overdue accrued interest;

          (iii) the Security Balance of the Securities after giving effect to the payment of principal on such Payment Date; (iv) P&I Collections for the related Collection Period;

          (v) the aggregate Principal Balance of the Revolving Credit Loans as of last day of the related Collection Period;
          [(vi) the amount paid, if any, under the Policy separately stating the portion thereof included in (i) and (ii) above; and]
              (vii) the Outstanding Reserve Amount after giving effect to the payment of principal on the Securities on such Payment Date.

         In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Notes.

Certain Covenants

         The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has been advised that the ratings of the Securities then in effect would not be reduced or withdrawn by

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any Rating  Agency as a result of such merger or  consolidation,  (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder or Certificateholder. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under "The Issuer" herein.

Modification of Indenture

         With the consent of the holders of a majority of each of the outstanding Term Notes and Variable Funding Notes and the Credit Enhancer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture;
(iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Depositor or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest of principal due on any Note (including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

         The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Credit Enhancer and without obtaining the consent of the Noteholders, for the purpose

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of, among other things,  to cure any  ambiguity or to correct or supplement  any provision in the Indenture that may be inconsistent with any other provision therein.

Certain Matters Regarding the Indenture Trustee and the Issuer

         Neither the Issuer, the Indenture Trustee nor any director, officer or employee of the Issuer or the Indenture Trustee will be under any liability to the Issuer or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee, the Issuer and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under each Indenture.

           CERTAIN FEDERAL INCOME TAX CONSEQUENCES

          For federal income tax purposes, the Notes [will][will not] be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Certain Federal Income Tax Consequences" in the Prospectus.
         Prospective investors in the Notes should see "Certain Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Notes.

                                                   ERISA CONSIDERATIONS
Consultation with Counsel

         Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Term Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

                                                     LEGAL INVESTMENT

         The Term Notes will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Term Notes. No representation is made herein as to whether the Term Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or

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order. Prospective purchasers are urged to consult with their counsel concerning the status of the Term Notes as legal investments for such purchasers prior to investing in Term Notes.

                                                  METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the Term Notes.

         The Depositor has been advised by the Underwriter that it proposes to initially offer the Term Notes to the public at the offering price set forth herein and to certain dealers at such price less a discount not in excess of ___% of the Term Note denominations. [The Underwriter may allow and such dealers may reallow a discount not in excess of ___% of the Term Note denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.]

         The Depositor has been advised by the Underwriter that it presently intends to make a market in the Term Notes offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Term Notes will develop.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute payments the Underwriter may be required to make in respect thereof.

                                                       LEGAL MATTERS

         Certain legal matters with respect to the Term Notes will be passed upon for the Depositor by [Thacher Proffitt & Wood] [Orrick, Herrington & Sutcliffe], New York, New York and for the Underwriter by ________________, New York, New York.

                                                          RATINGS

         It is a condition to issuance that the Term Notes be rated "___" by _______________ and "___" by ___________________. The Company has not requested a rating on the Term Notes by any rating agency other than _______________ and _______________. However, there can be no assurance as to whether any other rating agency will rate the Term Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Term Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Term Notes by ___________ and ___________________________. A securities rating addresses the likelihood of the receipt by holders of Term Notes of distributions on the Revolving Credit Loans. The rating takes into consideration the structural, legal and tax aspects associated with the Term Notes. The ratings on the Term Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

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         No dealer,  salesman or other  person has been  authorized  to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.


                                                     TABLE OF CONTENTS
[To be updated]                                         Page
                                                   Prospectus Supplement
Summary..............................................        S-
Risk Factors.........................................        S-
Description of the Mortgage Pool.....................
Sg of the Revolving Credit Loans
                                                                 S-
The 199_-_ LLC.......................................
                                                                 S-
The Issuer...........................................
                                                                 S-
The Owner Trustee....................................              S-
Description of the Securities........................                 -
Description of the Purchase
     Agreement.......................................               S-
Assignment to the Issuer.............................           S-
Description of the Servicing
     Agreement.......................................             S-
Description of the Indenture.........................             S-
Certain Federal Income Tax
     Consequences....................................                S-
ERISA Considerations.................................                 S-
Legal Investment.....................................                  S-
Method of Distribution...............................              S-
Legal Matters........................................               S-
Ratings..............................................               S-

                                                        Prospectus
Summary of Prospectus ...............................
Risk Factors.........................................
The Mortgage Pools...................................
Allocation of Revolving Credit
     Loan Balances...................................
Revolving Credit Loan Program........................
Description of the Securities........................
Description of Credit Enhancement....................
The Company..........................................
Residential Funding Corporation......................
Servicing of the Revolving Credit Loans
The Agreements.......................................
Yield and Prepayment Considerations..................
Certain Legal Aspects of Mortgage
     Loans And Related Matters.......................
Certain Federal Income Tax
     Consequences....................................
State and Other Tax Consequences.....................
Legal Investment Considerations......................
Use of Proceeds......................................
Methods of Distribution..............................
Legal Matters........................................
Financial Information................................







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